UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017 (April 10, 2017)

 CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

Not Applicable

_________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Financial Officer

On April 13, 2017, CIT Group Inc. (“CIT” or the “Company) announced that E. Carol Hayles, Executive Vice President and Chief Financial Officer of CIT and CIT Bank, N.A. (“CIT Bank”), will be leaving the Company and will cease to be an officer of CIT and CIT Bank effective after a transition which the Company expects to occur in early May.

Election of Officer

On April 13, 2017, CIT announced that on April 17, 2017, John Fawcett (58) will join CIT as Executive Vice President and advisor and will be a member of the Company’s Executive Management Committee. Effective after a transition which the Company expects to occur in early May, he will become Executive Vice President and Chief Financial Officer of CIT and CIT Bank, N.A. Mr. Fawcett will serve as our Principal Financial Officer reporting directly to Ellen Alemany.

Mr. Fawcett served as Chief Financial Officer at Citizens Financial Group (“CFG”) and Royal Bank of Scotland (“RBS”) Americas from 2007 through 2015. Prior to RBS Mr. Fawcett was a senior officer with Citigroup, where he served as CFO Global Transaction Services from 2005 until 2007, CFO Commercial Markets Business from 2003 until 2005, Head of Financial Planning and Analysis from 2001 until 2003. Prior to that Mr. Fawcett held a number of executive positions in Citigroup and Citibank including CFO and Business Unit Manager, FX , Treasury, Warrants and Structured Products; CFO and Business Unit Manager, Global Trading and Capital Markets; CFO and Business Unit Manager, Global Derivatives and CFO and Business Unit Manager, North America Derivatives. Mr. Fawcett served on the board of directors of Rabobank since 2016 and has recently resigned from the board. He earned a Bachelor of Science degree in accounting and Master’s degree in business administration, both from St. John’s University.

Mr. Fawcett will receive an initial cash salary at an annual rate of $800,000 and will have a target short-term cash incentive opportunity of $1,000,000 for 2017 and a target long-term incentive opportunity of $1,600,000 representing a total target compensation opportunity of $3,400,000 for the 2017 performance year. Mr. Fawcett is also entitled to benefits consistent with senior executives of CIT and reimbursement of reasonable business expenses, except that he will become eligible for retirement treatment with respect to his outstanding CIT equity awards as of March 31, 2021.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Stuart Alderoty
Stuart Alderoty
Executive Vice President,
General Counsel & Secretary

Dated: April 13, 2017